EXHIBIT 23.2

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 1996, relating to the financial statements of Texoil, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                                /s/ BDO Seidman, LLP
                                    BDO Seidman, LLP

Houston, Texas
October 31, 1996